UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  December 20, 2007

MZT Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-12128	04-2985132
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

330 Nevada Street, Newton, Massachusetts	02460
(Address of principal executive offices)	(Zip Code)

(617) 928-0820

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 20, 2007, MZT Holdings, Inc. (the “Company”) entered into an Amendment to and Consent of certain holders (the “Holders”) of certain secured promissory notes sold by the Company in January 2006 and January 2007 (“Certain Secured Promissory Notes”) by which the Holders (i) authorized SDS Capital Group SPC, Ltd., as Collateral Agent for the holders of all of the Company’s outstanding secured promissory notes, to repay other holders of secured promissory notes prior to paying the Holders the amounts due them on Certain Secured Promissory Notes, (ii) authorized and directed SDS Capital Group SPC, Ltd. as Collateral Agent, after all other holders of outstanding secured promissory notes issued by the Company had been repaid, to pay the holders of its Series A Convertible Preferred Stock a liquidation preference amount prior to paying the Holders the amounts due them on Certain Secured Promissory Notes and (iii) agreed not to issue a default notice to the Company until on or after January 4, 2008 based on non-payment of Certain Secured Promissory Notes after consummation of the sale of substantially all the Company’s assets.  Among the Holders entering into the Amendment and Consent were David B. Musket, a director of MZT Holdings, Inc., and various ProMed Funds with which Mr. Musket is affiliated.

A copy of the Amendment and Consent is attached hereto as Exhibit 10.1 and is hereby incorporated by reference.  The description of the foregoing document contained in this Current Report on Form 8-K is qualified in its entirety by reference to such document.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Amendment to and Consent of Certain Holders of Certain Secured Promissory Notes dated January 13, 2006 and January 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MZT HOLDINGS, INC.

Date: December 27, 2007	By:	/s/ Patricia Randall Name: Patricia Randall
Title: Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to and Consent of Certain Holders of Certain Secured Promissory Notes dated January 13, 2006 and January 22, 2007